EXHIBIT 99.3

Solicitation of Consents

Relating to the

11.250% Senior Notes due 2011 (CUSIP No. 449669CL2/449669CJ7/449669CP3),

10.875% Senior Notes due 2008 (CUSIP No. 449669CK4/449669CH1),

10.875% Senior Notes due 2013 (CUSIP No. 449669CN8/449669CM0),

6.875% Debentures due 2007 (CUSIP No. 449669AC4),

7.30% Debentures due 2028 (CUSIP No. 449669AK6),

7.375% Debentures due 2018 (CUSIP No. 449669CD0),

7.625% Notes due 2005 (CUSIP No. 449669CG3),

9.45% Senior Debentures due 2011 (CUSIP No. 449669AB6)

and

6.55% Notes due 2005 (CUSIP No. 449669AJ9)

of

IMC Global Inc.

and the

7% Senior Notes due 2008 (CUSIP No. 356903AB0)

of

Phosphate Resource Partners Limited Partnership

The Expiration Time (i.e. the time that the consent solicitation with respect to each series of the Securities The will expire) will be 5:00 p.m., New York City time, on [                    ], [                    ], 2004, unless extended by IMC or PLP in its discretion. Holders of High-Yield Notes must deliver valid consents prior to the Expiration Time to receive the Consent Fee. The period during which the consent solicitation is open is referred to as the solicitation period.

The Early Consent Premium Deadline (i.e. the time by which holders of High-Yield Notes must deliver valid consents in order to be entitled to receive the Early Consent Premium) will be 5:00 p.m., New York City time, on [                    ], [                    ], 2004, unless extended by IMC in its discretion. Holders who receive the Early Consent Premium with respect to any High-Yield Notes will also receive the Consent Fee and the Guarantees with respect to those High-Yield Notes.

Consents delivered with respect to a series of the Securities may be revoked at any time prior to the earlier of (i) the Expiration Time or (ii) the time that the applicable supplemental indenture setting forth the Amendments with respect to such series is executed and becomes effective (the “Effective Time”). The Effective Time for any series of the Securities will occur as soon as practicable after the Requisite Consents with respect to such series are received and each series of the Securities may have its own Effective Time. Notwithstanding the execution and effectiveness of the applicable supplemental indenture at the Effective Time, the Amendments provided therein will not become operative and binding until the Operative Date.

[                    ], 2004

To Our Clients:

Enclosed for your consideration are a Prospectus and a form of Letter of Consent relating to the solicitation by IMC Global Inc. (“IMC”) and Phosphate Resource Partners Limited Partnership (“PLP”) of consents from holders of record on [                    ], 2004 (the “Record Date”) of the debt securities listed above to approve amendments to the indentures under which such securities were issued. Terms used herein and defined in such Prospectus are used herein as so defined.

This material is being forwarded to you as the beneficial owner of the Securities held by us for your account but not registered in your name. The accompanying Letter of Consent is furnished to you for informational purposes only and may not be used by you to deliver a Consent. Delivery of a Consent may be made only by us as the holder of record and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to deliver Consents with respect to any of the Securities held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears on the reverse side hereof.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the consent solicitation by IMC and PLP of consents from holders of each series of the Securities listed above to the proposed Amendments to the Indentures under which each such series of the Securities was issued and the adoption of supplemental indentures between IMC or PLP, as the case may be, and the applicable Trustee(s) to effectuate the aforesaid Amendments.

This will instruct you to deliver a Consent with respect to the aggregate principal amount of each series of the Securities indicated below that is held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus.

High-Yield Notes	Aggregate Principal Amount of Securities		Consents	Aggregate Principal Amount of Securities		Does Not Consent
11.250% Senior Notes due 2011 (CUSIP No. 449669CL2/449669CJ7/ 449669CP3)	$	__________	☐	$	__________	☐
10.875% Senior Notes due 2008 (CUSIP No. 449669CK4/449669CH1)	$	__________	☐	$	__________	☐
10.875% Senior Notes due 2013 (CUSIP No. 449669CN8/449669CM0)	$	__________	☐	$	__________	☐

Other IMC Securities
6.875% Debentures due 2007 (CUSIP No. 449669AC4)	$	__________	☐	$	__________	☐
7.30% Debentures due 2028 (CUSIP No. 449669AK6)	$	__________	☐	$	__________	☐
7.375% Debentures due 2018 (CUSIP No. 449669CD0)	$	__________	☐	$	__________	☐
7.625% Notes due 2005 (CUSIP No. 449669CG3)	$	__________	☐	$	__________	☐
9.45% Senior Debentures due 2011 (CUSIP No. 449669AB6)	$	__________	☐	$	__________	☐
6.55% Notes due 2005 (CUSIP No. 449669AJ9)	$	__________	☐	$	__________	☐
PLP Notes
7% Senior Notes due 2008 (CUSIP No. 356903AB0)	$	__________	☐	$	__________	☐

DTC Participant Name (if applicable):

DTC Participant Number (if applicable):

•	If no aggregate principal amount is provided above with respect to any series of the Securities that you hold as record holder for the undersigned, you will be deemed to have been instructed to give a Consent with respect to the entire aggregate principal amount of such Securities. If the “Consents” box is not marked with respect to any series of the Securities that you hold as record holder for the undersigned, and this letter is signed in the space provided below, you will be deemed to have been instructed to give a Consent (i.e., instructed to vote “Consents” to the Amendments) with respect to the entire aggregate principal amount of such Securities.

•	In no case may the above provided principal amounts include Securities which were not held as of the Record Date, or for which Consents have been previously delivered, unless having been validly revoked in accordance with the instructions set forth in the Prospectus.

PLEASE SIGN HERE

Dated: ________________________________________________________________________________________________, 2004

Signature(s): ________________________________________________________________________________________________

Print Name(s): _______________________________________________________________________________________________

Address: ___________________________________________________________________________________________________

___________________________________________________________________________________________________________

(Please include Zip Code)

Telephone Number: ___________________________________________________________________________________________

(Please include Area Code)

Tax Identification Number: _____________________________________________________________________________________

(Social Security Number or Employer Identification Number)

My Account Number with You: _________________________________________________________________________________